EXHIBIT 23.1



               Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88655) of BankUnited Financial Corporation of our report dated June 19, 2000 relating to the financial statements of BankUnited Financial Corporation 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Miami, Florida
June 26, 2000